Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Bentley Pharmaceuticals, Inc. (the "Company") on Form S-8 of our report dated March 16, 2001 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000.



Deloitte & Touche LLP
Boston, Massachusetts
November 7, 2001